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                                                                    EXHIBIT 11.1




                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

                         STATEMENT OF COMPUTATION OF NET
                          INVESTMENT INCOME PER LIMITED
                                PARTNERSHIP UNIT



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
                                                  For the Year Ended December 31,
                                             ------------------------------------------
                                                1998            1997           1996
                                             ----------      ----------      ----------
Net Investment Income                        $   57,840      $  831,359      $  772,453

Percentage Allocable to Limited Partners             88%             99%             99%
                                             ----------      ----------      ----------

Net Investment Income
    Allocable to Limited Partners            $   50,899      $  823,045      $  764,728
                                             ==========      ==========      ==========

Weighted Average Number of Limited
    Partnership Units Outstanding             1,010,959       1,095,362       1,186,294
                                             ==========      ==========      ==========

Net Investment Income
    Per Limited Partnership Unit             $      .05      $      .75      $      .64
                                             ==========      ==========      ==========

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